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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of Coast Hotels and Casinos, Inc. of our report dated February 4, 2000 relating to the financial statements of Coast Hotels and Casinos, Inc., and our report dated February 4, 2000 relating to the financial statements of Coast Resorts, Inc. (parent company only) which appear in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form S-4 of Coast Hotels and Casinos, Inc. of our report dated February 4, 2000 relating to the financial statement schedule of Coast Hotels and Casinos, Inc., which appears in Coast Hotels and Casinos, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the incorporation by reference in this Registration Statement on Form S-4 of Coast Hotels and Casinos, Inc. of our report dated February 4, 2000 relating to the consolidated financial statements of Coast Resorts, Inc., which appears in Coast Resorts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in this Registration Statement on Form S-4 of Coast Hotels and Casinos, Inc. of our report dated February 4, 2000 relating to the financial statement schedules of Coast Resorts, Inc., which appear in Coast Resorts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Las Vegas, Nevada
February 7, 2001